             AMENDED MANAGEMENT CONSULTING CONTRACT
             --------------------------------------

THIS AGREEMENT is made as of the 10th day of September, 1999.

BETWEEN:

SCOTT WURTELE, of 6117 Eagle Road, Unit 122,
Whistler, British Columbia, Canada
Mailing Address: 23 - 1917 West 4th Ave.,
Vancouver
British Columbia, Canada V6J 1M7

(the "Principal")

                                                 OF THE FIRST PART

AND:

ON LINE DESIGN LTD., of 6117 Eagle Road, Unit
122, Whistler, British Columbia, Canada
Mailing Address: 23 - 1917 West 4th Ave.,
Vancouver
British Columbia, Canada V6J 1M7

(the "Consultant")

                                                OF THE SECOND PART

AND:

WORLDBID CORPORATION a company incorporated pursuant to the laws of the State of Nevada

("WorldBid")

                                                 OF THE THIRD PART

WHEREAS:

A.		WorldBid, Databoat International Limited ("Databoat") and
Wurtele entered into an acquisition agreement dated as of February
2, 1999 (the "Acquisition Agreement") whereby WorldBid acquired the "WorldBid.Com" internet business of Databoat (the "Business").

B.		WorldBid, On Line and Wurtele entered into a management
consulting agreement (the "Original Management Consulting
Agreement") on February 15, 1999, the

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                                2


date of the closing of the acquisition by WorldBid of the Business from Databoat pursuant to the Acquisition Agreement.

C.		Databoat, WorldBid, On Line and Wurtele have entered into
an agreement dated September 10, 1999 whereby WorldBid, On Line and Wurtele have agreed to execute this Amended Management Consulting
Agreement to replace and supercede the Original Management
Consulting Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.		TERMINATION OF ORIGINAL MANAGEMENT CONSULTING AGREEMENT
            -------------------------------------------------------

The parties agree that the Original Management Agreement is hereby terminated and of no further force and effect.

2.		ENGAGEMENT
            ----------

2.1		Appointment:  WorldBid hereby contracts for the services
of the Consultant and Consultant hereby agrees with WorldBid to perform services for WorldBid in accordance with the terms and conditions of this Agreement. Wurtele agrees to act as an employee of the Consultant in order to enable the Consultant to provide the services. The Consultant shall not use the services of any other party to provide the services.

2.2		Scope of Duties: The Consultant agrees to perform the
following responsibilities and duties to WorldBid to be provided by the Consultant to WorldBid as consulting services (the "Consultant Services"):

(a)	the Consultant will manage the "WorldBid.com" internet
business acquired by WorldBid pursuant to the Acquisition Agreement (the "Business"), provided that the Consultant acknowledges that meeting with and making presentations to potential investors of the Company is included with the scope of management of the Business;

(b)	the Consultant will report directly to board of directors
of WorldBid;

(c)	On February 15, 2000, Wurtele agrees to assume the duties
of Chairman of the Company's board of directors.

WorldBid acknowledges and agrees that the Consultant will devote a majority of the business time of Scott Wurtele as required for the provision of the Consulting Services.

2.3		Best Efforts:  The Consultant shall at all times use its
best efforts to advance the Business, and shall faithfully, industriously, and to the best of its abilities, perform the responsibilities and duties described above.

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                               -3-

2.4		Covenants and Restrictions:  The Consultant covenants and
agrees with WorldBid that the Consultant will not engage in any activities which would bring WorldBid's reputation into disrepute.

2.5		Independent Contractors: The Consultant and Wurtele will
at all times be independent contractors and shall not at any time be or be deemed to be an employee of WorldBid .

3.		TERM
            ----

3.1		Initial Term:  The initial term of this Agreement shall
commence on the date of this Agreement and expire on February 15, 2001, subject to earlier termination as hereinafter provided.

3.2		Renewal:  This Agreement may be renewed for further terms
of such duration and upon such terms and conditions as the Consultant, Wurtele and WorldBid may mutually agree upon in writing.

4.		PAYMENT FOR CONSULTING SERVICES
            -------------------------------

4.1		WorldBid shall pay to the Consultant a consultant fee in
consideration for Consulting Services (the "Consultant Fee") determined as follows:

(1)	during the period from the date of this Agreement to
February 15, 2000, the Consultant Fee will equal $5,000
USD per month;

(2)	during the period from the February 15, 2000 to February
15, 2001, the Consultant Fee will equal $7,500 USD per month.

4.2		The Consulting Fee shall be payable by WorldBid to the
Consultant on the last business day of each month during the term of this Agreement.

4.3		Federal Goods and Services Tax on the Consulting Fee shall
be payable by WorldBid in addition to Consulting Fee, if required by law.

4.4		The Consultant shall deliver to WorldBid at the end of
each month, a report detailing all activities and services provided to WorldBid for that month, if requested by WorldBid. WorldBid will report to the Consultant, as requested by the Consultant, on the status of all financing activities being carried out by WorldBid for the funding of the Business.

4.5		WorldBid will pay to the Consultant, in addition to the
Consultant Fee, the reasonable travel and promotional expenses and other specific expenses incurred by the Consultant.

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                               -4-

5.	      STOCK OPTIONS
            -------------

5.1		The Consultant may be granted, subject to the approval of
the Corporation's board of directors, incentive stock options to purchase shares of the Corporation's common stock in such amounts and at such times as the Board of Directors of the Corporation, in their absolute discretion, may from time to time determine. Such options will be in an amount and of a nature similar to those granted by the Corporation to its other directors and senior officers, with adjustment for the merit and performance of the Consultant.

6.		CONFIDENTIALITY
            ---------------

6.1		Confidential Information and Non-Disclosure.  Each of the
Consultant and Wurtele acknowledges and agrees with WorldBid that all information connected with WorldBid's technology and business, including without limitation, all information, computer code, data, inventions, improvements, modifications, developments, technical manuals, or process-flow manuals, customer information and pricing information is confidential, and each of the Consultant and Wurtele covenants and agrees with WorldBid to use his best efforts to ensure that such information does not become public knowledge and undertakes not to disclose such information or any part thereof to any other person except as may be necessary to carry out his rights and obligations under this Agreement. In event of termination, obligations with respect to confidential information and non-disclosure with respect to the operation of the Business will terminate but the obligations with respect to confidential information and non-disclosure will continue with respect to the business and corporate affairs of the Company.

7.		ASSIGNMENT OF INVENTIONS
            ------------------------

7.1		Any and all inventions, discoveries, knowledge,
information, developments and improvements made or conceived by the Consultant or Wurtele in the course of management or development of the Business during the term of this Agreement shall be the sole and exclusive property of WorldBid, and the Consultant and Wurtele will, whenever requested by WorldBid, execute any and all applications, assignments and other instruments which WorldBid shall deem necessary in order to assign and convey to WorldBid the sole and exclusive right, title and interest in and to the inventions, discoveries, knowledge and information, developments or improvements. The obligations referred to in this paragraph shall continue beyond the termination of this Agreement.

8.		TERMINATION
            -----------

8.1		Termination by WorldBid for Default:  WorldBid may
terminate this Agreement at any time in the event of any breach of any material term of this Agreement, provided that written notice of default has been delivered to the Consultant and the Consultant has failed to remedy the default within seven days of the date of delivery of notice of default. The

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                               -5-

failure of the Consultant to provide the services of Wurtele to perform the Consulting Services will constitute a breach of a material term of this Agreement.

8.2		Termination by the Consultant for Default: The Consultant
may terminate this Agreement at any time in the event of any breach of any material term of this Agreement by WorldBid, provided that written notice of default has been delivered to WorldBid and WorldBid has failed to remedy the default within seven days of the date of delivery of notice of default.

9.		INDEMNIFICATION AND INSURANCE
            -----------------------------

9.1		The Corporation shall indemnify the Consultant against all
charges, costs and expenses, including an amount paid to settle an action or satisfy a debt in civil, criminal or administrative action or proceeding to which he is made a party by reason of having been a director, officer, employee or consultant of the Corporation provided the Consultant acted honestly and in good faith in the interests of the Corporation or, in the case of a criminal or administrative action or proceeding, he had reasonable ground for believing his conduct was lawful.

9.2		The Corporation will use reasonable commercial efforts
purchase and maintain insurance for the benefit of the Consultant against any liability incurred by the Consultant as a result of the fulfilment by the Consultant of his obligations under this Agreement, provided the Consultant has acted honestly and in good faith in the interests of the Corporation or, in the case of a criminal or administrative action or proceeding, he had reasonable grounds for believing his conduct was lawful.

10.		OTHER PROVISIONS
            ----------------
10.1		Governing Law:  This Agreement shall be governed by and
construed in accordance with the laws of the Province of British
Columbia.   Any dispute or claim arising hereunder shall be settled
by arbitration. Any party may commence arbitration by sending a written notice of arbitration to the other party. The notice will state the dispute with particularity. The arbitration hearing shall be commenced thirty (30) days following the date of delivery of notice of arbitration by one party to the other, by the American Arbitration Association ("AAA") as arbitrator. The arbitration shall be conducted in Seattle, Washington in accordance with the commercial arbitration rules promulgated by AAA, and each party shall retain the right to cross-examine the opposing party's witnesses, either through legal counsel, expert witnesses or both.
The decision of the arbitrator shall be final, binding and conclusive on all parties (without any right of appeal therefrom) and shall not be subject to judicial review. As part of his decision, the arbitrator may allocate the cost of arbitration, including fees of attorneys and experts, as he or she deems fair and equitable in light of all relevant circumstances. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

10.2		Notice:  Any notice required or permitted to be given
under this Agreement shall be in writing and may be delivered personally, or by prepaid registered post or by courier addressed to the parties at the above-mentioned addresses or at such other address of which notice may be given by either of such parties.



10.3		Personal Nature:  This Agreement is a contract for
services and may not be assigned in whole or in part by the Consultant.

10.4		Amendments:  This Agreement constitutes the entire
agreement between the parties and may only be amended in writing.


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                               -7-

10.5		Severability. In the event that any term of this Agreement
that is held to be unlawful or unenforceable, such term is severable, and the remaining terms of the Agreement remain in force and effect.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day first above written.

SIGNED, SEALED AND DELIVERED
BY SCOTT WURTELE
in the presence of:

\s\ Wendy Wurtele                         \s\ Scott Wurtele
__________________________________        __________________________
Signature						SCOTT WURTELE

Wendy Wurtele
__________________________________
Name

122 - 6117 Eagle Dr.  Whistler
__________________________________
Address


WORLDBID CORPORATION
by its authorized signatory:

\s\ Logan Anderson
________________________________
Logan Anderson, President


ON LINE DESIGNS LTD.
by its authorized signatory:

\s\ Scott Wurtele
________________________________
Authorized Signatory